Exhibit 99.1

THERAVANCE BIOPHARMA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 20, 2022, Theravance Biopharma, Inc. (the “Company”) completed the sale of its 2,125 Class B Units and 6,375 Class C Units (collectively, the “Issuer II Units”) of Theravance Respiratory Company, LLC (“TRC”) to Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (“Royalty Pharma”), pursuant to the Equity Purchase and Funding Agreement, dated as of July 13, 2022 (including the schedules and exhibits thereto, the “Purchase Agreement”), by and between the Company and Royalty Pharma (the “TRC Transaction”). The Issuer II Units represent the right to receive 85% of the royalty payments on worldwide net sales of Assigned Collaboration Products (as defined in the Purchase Agreement) pursuant to the terms of that certain Collaboration Agreement, dated as of November 14, 2002, by and between Innoviva, Inc. (formerly known as Theravance, Inc.), a Delaware corporation, and Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (as amended, the “Collaboration Agreement”). Assigned Collaboration Products is primarily comprised of Trelegy ELLIPTA.

The TRC Transaction constituted a significant disposition of an equity method investment for the Company and qualified for discontinued operations under U.S. generally accepted accounting principles. As a result, the following unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2022 and for the years ended December 31, 2021, December 31, 2020, and December 31, 2019 are presented as if the TRC Transaction was completed on January 1, 2021. The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 is presented as if the TRC Transaction was completed on June 30, 2022.

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements prepared in accordance with U.S. generally accepted accounting principles and are presented based on information currently available. They are intended for informational and illustrative purposes only and are not intended to represent the Company’s financial position or results of operations had the TRC Transaction and related events occurred on the dates indicated, or to project the Company’s financial performance for any future period. The unaudited pro forma condensed consolidated financial information does not include adjustments to reflect any potential synergies or dis-synergies that may result from the TRC Transaction.

The historical column in the unaudited pro forma condensed consolidated financial statements reflects the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the TRC Transaction and related events.

The transaction accounting adjustments reflect the impact of events that are directly attributable to the TRC Transaction, are factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of operations, are expected to have a continuing impact on the Company.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended, and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma condensed consolidated financial information; (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and (iii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2022.

THERAVANCE BIOPHARMA, INC.

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share data)

	June 30, 2022
	Theravance Biopharma, Inc. Historical	Transaction Accounting Adjustments		Theravance Biopharma, Inc. Pro Forma
Assets
Current assets:
Cash and cash equivalents	$87,292	$670,197	(a)	$757,489
Short-term marketable securities	45,558	-		45,558
Receivables from collaborative arrangements	12,488	-		12,488
Prepaid clinical and development services	2,311	-		2,311
Other prepaid and current assets	7,080	-		7,080
Total current assets	154,729	670,197		824,926
Property and equipment, net	12,531	-		12,531
Operating lease assets	41,112	-		41,112
Equity in net assets of TRC, LLC	148,250	(148,250	)(b)	-
Future contingent milestone and royalty assets	-	194,200	(c)	194,200
Restricted cash	836	-		836
Other assets	3,303	-		3,303
Total assets	$360,761	$716,147		$1,076,908

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	$3,074	$-		$3,074
Accrued personnel-related expenses	6,958	-		6,958
Accrued clinical and development expenses	7,627	-		7,627
Accrued general and administrative expenses	6,052	-		6,052
Accrued interest payable	3,990	(2,744	)(d)	1,246
Operating lease liabilities	2,624	-		2,624
Deferred revenue	24	-		24
Income tax payable	-	120,550	(e)	120,550
Other accrued liabilities	2,275	-		2,275
Total current liabilities	32,624	117,806		150,430
Convertible senior notes due 2023, net	228,571	-		228,571
Non-recourse notes due 2035, net	396,125	(396,125	)(f)	-
Long-term operating liabilities	50,642	-		50,642
Long-term deferred revenue	204	-		204
Unrecognized tax benefits	-	62,661	(g)	62,661
Other long-term liabilities	2,404	-		2,404

Commitments and contingencies

Shareholders' Equity (Deficit)
Preferred shares, $0.00001 par value: 230 shares authorized, no shares issued or outstanding at June 30, 2022	-	-		-
Ordinary shares, $0.00001 par value: 200,000 shares authorized; 76,427 shares issued and outstanding at June 30, 2022	1	-		1
Additional paid-in capital	1,410,415	-		1,410,415
Accumulated other comprehensive loss	(45)	-		(45)
Accumulated deficit	(1,760,180)	931,805	(h)	(828,375)
Total shareholders’ equity (deficit)	(349,809)	931,805		581,996

Total liabilities and shareholders’ equity (deficit)	$360,761	$716,147		$1,076,908

THERAVANCE BIOPHARMA, INC.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except for per share data)

	Six Months Ended June 30, 2022
	Theravance Biopharma, Inc. Historical	Transaction Accounting Adjustments		Theravance Biopharma, Inc. Pro Forma
Revenue:
Viatris collaboration agreement	$21,565	$-		$21,565
Collaboration revenue	181	-		181
Licensing revenue	2,500	-		2,500
Total revenue	24,246	-		24,246

Expenses:
Research and development	38,824	-		38,824
Selling, general and administrative	34,828	-		34,828
Transaction-related legal expenses	5,057	-		5,057
Restructuring and related expenses	10,918	-		10,918
Total expenses	89,627	-		89,627

Loss from operations	(65,381)	-		(65,381)
Income from investment in TRC, LLC	53,237	(53,237	)(i)	-
Interest expense	(23,539)	19,266	(j)	(4,273)
Interest and other income, net	2,065	-		2,065
Loss before income taxes	(33,618)	(33,971)		(67,589)
Provision for income taxes expense	(519)	-		(519)
Net loss	(34,137)	(33,971)		(68,108)

Net income loss per share:
Net loss per share - basic and diluted	$(0.45)			$(0.90)
Shares used to compute net loss per share - basic and diluted	75,761			75,761

THERAVANCE BIOPHARMA, INC.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except for per share data)

	Year Ended December 31, 2021
	Theravance Biopharma, Inc. Historical	Transaction Accounting Adjustments		Theravance Biopharma, Inc. Pro Forma
Revenue:
Viatris collaboration agreement	$43,848	$-		$43,848
Collaboration revenue	11,463	-		11,463
Total revenue	55,311	-		55,311

Expenses:
Research and development	193,657	-		193,657
Selling, general and administrative	99,296	-		99,296
Restructuring and related expenses	20,142	-		20,142
Total expenses	313,095	-		313,095

Loss from operations	(257,784)	-		(257,784)
Income from investment in TRC, LLC	103,987	(103,987	)(i)	-
Interest expense	(46,889)	38,342	(j)	(8,547)
Interest and other income, net	1,109	-		1,109
Net gain on sale of equity interests in TRC, LLC	-	1,117,062	(k)	1,117,062
(Loss) gain before income taxes	(199,577)	1,051,417		851,840
Provision for income taxes benefit (expense)	151	(182,868	)(l)	(182,717)
Net (loss) income	(199,426)	868,549		669,123

Net (loss) income per share:
Net (loss) income per share - basic and diluted	$(2.87)			$9.63
Shares used to compute net (loss) income per share - basic and diluted	69,461			69,461

THERAVANCE BIOPHARMA, INC.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except for per share data)

	Year Ended December 31, 2020
	Theravance Biopharma, Inc. Historical	Transaction Accounting Adjustments		Theravance Biopharma, Inc. Pro Forma
Revenue:
Viatris collaboration agreement	$43,893	$-		$43,893
Collaboration revenue	26,464	-		26,464
Licensing revenue	1,500	-		1,500
Total revenue	71,857	-		71,857

Expenses:
Research and development	260,953	-		260,953
Selling, general and administrative	108,661	-		108,661
Total expenses	369,614	-		369,614

Loss from operations	(297,757)	-		(297,757)
Income from investment in TRC, LLC	68,438	(68,438	)(i)	-
Interest expense	(44,585)	31,482	(j)	(13,103)
Loss on extinguishment of debt	(15,464)	-		(15,464)
Interest and other income, net	2,831	-		2,831
Loss before income taxes	(286,537)	(36,956)		(323,493)
Provision for income taxes benefit	8,520	-		8,520
Net loss	(278,017)	(36,956)		(314,973)

Net loss per share:
Net loss per share - basic and diluted	$(4.46)			$(5.05)
Shares used to compute net loss per share - basic and diluted	62,345			62,345

THERAVANCE BIOPHARMA, INC.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except for per share data)

	Year Ended December 31, 2019
	Theravance Biopharma, Inc. Historical	Transaction Accounting Adjustments		Theravance Biopharma, Inc. Pro Forma
Revenue:
Viatris collaboration agreement	$13,664	$-		$13,664
Collaboration revenue	31,250	-		31,250
Licensing revenue	28,500	-		28,500
Total revenue	73,414	-		73,414

Expenses:
Research and development	219,248	-		219,248
Selling, general and administrative	106,081	-		106,081
Total expenses	325,329	-		325,329

Loss from operations	(251,915)	-		(251,915)
Income from investment in TRC, LLC	33,705	(33,705	)(i)	-
Interest expense	(31,862)	23,312	(j)	(8,550)
Interest and other income, net	8,395	-		8,395
Loss before income taxes	(241,677)	(10,393)		(252,070)
Provision for income taxes benefit	5,222	-		5,222
Net loss	(236,455)	(10,393)		(246,848)

Net loss per share:
Net loss per share - basic and diluted	$(4.25)			$(4.44)
Shares used to compute net loss per share - basic and diluted	55,610			55,610

THERAVANCE BIOPHARMA, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company as adjusted to give effect to the TRC Transaction. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2022 and the years ended December 31, 2021, December 31, 2020, and December 31, 2019 give effect to the TRC Transaction as if it was completed on January 1, 2021. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 gives effect to the TRC Transaction as if it was completed on June 30, 2022. The transaction accounting adjustments for the TRC Transaction consist of those necessary to account for the TRC Transaction, and actual future results may be different than what is presented in these unaudited pro forma condensed consolidated financial statements.

2. Pro Forma Adjustments to Condensed Consolidated Balance Sheet

The transaction accounting adjustments for the TRC Transaction are based on available information and certain assumptions that management believes are reasonable.

(a)	Total cash consideration received from the TRC Transaction consisting of the following:

Proceeds from the TRC Transaction	$1,107,415
Payoff of the 9.5% non-recourse notes due 2035, net (incl. redemption premium)	(419,998)
Interest paid on the 9.5% non-recourse notes due 2035, net	(4,750)
Receipt of TRC accounts receivable	11,469
Transaction expenses	(23,940)
Net cash proceeds	$670,197

(b)	Represents the elimination of equity in net assets of TRC, LLC.

(c)	Represents the estimated fair value of future contingent milestone and royalty assets that the Company is eligible to receive from Royalty Pharma.

(d)	Represents the elimination of accrued interest payable related to the 9.5% non-recourse notes due 2035.

(e)	Represents the estimated current income tax payable due to the recognition of the taxable gain resulting from the TRC Transaction.

(f)	Represents the extinguishment of the 9.5% non-recourse notes due 2035, net.

(g)	Represents the estimated unrecognized tax benefits resulting from the TRC Transaction.

(h)	Represents the pro forma adjustments to accumulated deficit as a result of the TRC Transaction. The net gain from the TRC Transaction has been calculated based on the net consideration received from Royalty Pharma less the carrying amount of TRC as of June 30, 2022. The net loss on extinguishment of debt has been calculated based on the carrying amount of the 9.5% non-recourse notes due 2035 as of June 30, 2022. The total amount of the pro forma adjustment consists of the following:

Gain on TRC Transaction	$1,141,084
Provision for income tax expense	(183,211)
Loss on extinguishment of debt	(26,068)
Net gain from TRC Transaction	$931,805

3. Pro Forma Adjustments to Condensed Consolidated Statement of Operations

(i)	Represents the elimination of income from investment in TRC, LLC.

(j)	Represents the elimination of interest expense related to the 9.5% non-recourse notes due 2035.

(k)	Represents the $1,141.1 million net gain from the TRC Transaction less the $24.0 million loss on the extinguishment of the 9.5% non-recourse notes due 2035. The net gain from the TRC Transaction has been calculated based on the net consideration received from Royalty Pharma less the carrying amount of TRC as of July 20, 2022.

(l)	Represents the estimated income tax expense due to the recognition of the taxable gain resulting from the TRC Transaction.